Exhibit 23.1








             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the incorporation by reference in the Registration Statement of Netwolves Corporation on Form S-3/A, File No. 333-100734 of our report dated October 16, 2006, with respect to our audits of the consolidated financial statements of Netwolves Corporation as of June 30, 2006 and 2005 and for the years then ended, which report is included in this Annual Report on Form 10-KSB/A Amendment No. 1 of Netwolves Corporation for the year ended June 30, 2006.



/s/ Marcum & Kliegman LLP



Marcum & Kliegman LLP
Melville, New York
October 30, 2006